Exhibit 10.12
FIFTH AMENDMENT TO SERVICE AGREEMENT
     This Fifth Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 11th day of July, 2005 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc., formerly known as iPayment Holdings, Inc. (“Customer”).
RECITALS
     A. Customer and FDMS have previously entered into a Service Agreement dated as of July 1, 2002, as amended (the “Service Agreement”).
     B. Customer and FDMS now desire to amend the Service Agreement as set forth herein.
AGREEMENT
     In consideration of the foregoing, Customer and FDMS hereby agree as follows:
     1. The terms of this Amendment will be effective as of April 1, 2005.
     2. Article 2 of the Service Agreement is hereby amended by the addition of the following:
     “2.8 Portfolio Conversion; *
          (a) Customer and Customer’s Affiliate, On-Line Data Corp., have Acquired certain Non-FDMS Portfolios from Card Payment Solutions and First Merchant Bankcard Services, respectively (the “Existing CPS Portfolio” and the “Existing FMBS Portfolio,” respectively). Customer has elected to and will convert the Existing CPS Portfolio and the Existing FMBS Portfolio to the FDMS System for processing pursuant to the terms of and under this Agreement. The parties will expeditiously and in good faith convert the Existing CPS Portfolio and the Existing FMBS Portfolio to the FDMS System no later than October 1, 2005. Each party will be responsible for its own costs and expenses in connection with the conversions.
For the avoidance of doubt, the parties acknowledge and agree that any new Merchant Accounts sourced and established after the initial conversion of the Existing CPS Portfolio and the Existing FMBS Portfolio by Card Payment Solutions or On-Line Data Corp. with respect to each such portfolio, respectively, shall be known as the “New CPS Portfolio” and the “New FMBS Portfolio,” respectively. Any customization of the FDMS System relating to the Existing CPS Portfolio, the Existing FMBS Portfolio, the New CPS Portfolio or the New FMBS Portfolio shall remain solely the property of FDMS, and Customer shall acquire no right, claim, or interest in the FDMS System or any such customization

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

          (b) All Merchant Accounts in the Existing CPS Portfolio, the Existing FMBS Portfolio, the New CPS Portfolio and the New FMBS Portfolio will be set up and reside under the following principal bank and system numbers:
     On-Line Data Corp.:
     System * — principal bank numbers * through *
     Card Payment Solutions:
     System * — principal bank number *
     System * — principal bank number *
     System * — principal bank numbers * — *
No other Merchant Accounts of Customer will reside under the above system and principal bank numbers. Merchant Accounts initially set up by Customer under any system and principal bank numbers other than those set forth above may not be moved to the above system and principal bank numbers.
          (c) The prices charged to Customer for the services performed by FDMS with respect to Customer’s Existing CPS Portfolio, Existing FMBS Portfolio, New CPS Portfolio and New FMBS Portfolio operations shall be the same as for Customer’s other Merchant Transaction Card operations with the exception of those prices labeled as “Existing CPS Portfolio,” “Existing FMBS Portfolio,” “New CPS Portfolio,” or “New FMBS Portfolio” in Exhibit “B.”
          (d) Upon the conclusion of each month during the Term of this Agreement, FDMS shall calculate the total monthly Processing Fees paid to FDMS by Customer hereunder during such month solely with respect to the Existing CPS Portfolio, the Existing FMBS Portfolio, the New CPS Portfolio and the New FMBS Portfolio (“Total Monthly CPS Portfolio and FMBS Portfolio Processing Fees”). *
          (e) The parties acknowledge and agree that the provisions of Section 3.2(a) will not be applicable to the Existing CPS Portfolio, the Existing FMBS Portfolio, the New CPS Portfolio or the New FMBS Portfolio.”

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

     3. Section II of Exhibit “B” to the Service Agreement, Item 3514-External Authorization Processing, is hereby amended to read as follows: *
     4. Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Service Agreement.
     5. In the event of a conflict between this Amendment and the Service Agreement as it relates to the subject matter hereof, the terms of this Amendment will control. Otherwise, all terms and conditions of the Service Agreement will remain in full force and effect and likewise apply to this Amendment.
          The parties have executed this Amendment as of the date first above written.

FIRST DATA MERCHANT SERVICES CORPORATION

By:	/s/ Rick Learch
Name: Rick Learch
Title: VP

iPAYMENT, INC.

By:	/s/ Joseph Jorling
Name: Joseph Jorling
Title: C.O.O.

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.